Exhibit 99.1

Company Continues to Proactively Address Consumer Demand Headwinds Largely Driven By the Current Socioeconomic Environment Through Consistent Execution of Strategic Objectives
Beer Business Continues to Deliver Leading Share Gains in Category Across U.S. Tracked Channels
as Incremental Marketing Investments Support Strong Brand Health
Wine and Spirits Business Fully Focused on Higher-End Brands With Higher-Growth and Higher-Margins Following the Wine Divestiture Transaction That Closed in June
Company Returns Over $300 Million to Shareholders in Share Repurchases While Continuing
to Advance Broader Disciplined and Balanced Capital Allocation Priorities

	Net Sales	Organic Net Sales	Operating Income (Loss)	Net Income (Loss) Attributable to CBI	Adjusted Earnings Before Interest & Taxes	Diluted Net Income (Loss) per Share Attributable to CBI (EPS)
First Quarter Fiscal Year 2026 Financial Highlights (1) | In millions, except per share data
Reported	$2,515	$2,515	$714	$516	$710	$2.90
% Change	(6%)	(6%)	(24%)	(41%)	(31%)	(39%)
Comparable	$2,515	$2,515	$810	$573	$806	$3.22
% Change	(6%)	(4%)	(11%)	(12%)	(13%)	(10%)
(1) Definitions of reported, comparable, adjusted, and organic as well as reconciliations of non-GAAP financial measures, are contained elsewhere in this news release. Comparable, adjusted, and organic amounts are non-GAAP financial measures.

HIGHLIGHTS
•Generates reported EPS of $2.90 and comparable EPS of $3.22
•Beer Business continues to outperform, outpacing the total beverage alcohol category by over 2 percentage points in year-over-year dollar sales in Circana U.S tracked channels
•Wine and Spirits Business completes previously announced divestiture of the primarily mainstream wine brands and associated inventory, facilities, and vineyards in June
•Generates operating cash flow of $637 million, an 8% decrease, and free cash flow of $444 million, a 41% increase driven by timing of brewery capacity investments in fiscal 2026
•Updates fiscal 2026 reported EPS outlook to $12.07 - $12.37 and maintains comparable EPS outlook of $12.60 - $12.90
•Maintains fiscal 2026 operating cash flow target of $2.7 - $2.8 billion and free cash flow projection of $1.5 - $1.6 billion
•Repurchases $381 million of shares through June 2025
•Declares quarterly cash dividend of $1.02 per share of Class A Common Stock

"While we continued to face softer consumer demand largely driven by what we believe to be non-structural socioeconomic factors, our teams remain focused on executing the key initiatives that underpinned the outlook we recently provided for fiscals 2026 to 2028. Against that backdrop, we are pleased to continue to lead the U.S. Beer industry in dollar share gains, to have fully repositioned

"Our cash flow generation enabled us to remain at our ~3.0x comparable net leverage and ~30% dividend payout ratio targets, while continuing to advance our modular brewery investments and returning over $300 million to shareholders in share repurchases in the first quarter of fiscal 2026. As we look to the remainder of the year, our annual operating cash flow and free cash flow expectations are unchanged, and we remain

our Wine and Spirits portfolio in higher-growth and higher-margin segments, and to consistently deliver against our capital allocation priorities."	committed to deploying that cash in-line with our balanced and consistent capital allocation priorities."
Bill Newlands - President and Chief Executive Officer	Garth Hankinson - Executive Vice President and Chief Financial Officer

Constellation Brands, Inc. Q1 FY 2026 Earnings Release	#WORTHREACHINGFOR I 1

BEER
	Shipments	Depletions	Net Sales	Operating Income (Loss)
Three Months Ended | In millions; branded product, 24-pack, 12-ounce case equivalents
May 31, 2025	111.3		$2,234.5	$873.4
May 31, 2024	115.1		$2,272.8	$923.0
% Change	(3.3%)	(2.6%)	(2%)	(5%)

HIGHLIGHTS
•Our Beer Business reported a net sales decrease of 2% driven by a 3.3% decline in shipment volumes reflecting socioeconomic headwinds affecting consumer demand.
•Operating margin decreased 150 basis points to 39.1% primarily due to increased COGS (inclusive of aluminum tariffs), marketing investments, and other SG&A, as well as lower fixed cost absorption benefits.
•Depletions decreased 2.6% largely driven by declines for Modelo Especial of approximately 4%, Corona Extra of just over 7%, and the Modelo Chelada brands of nearly 3%, partly offset by growth in Pacifico of more than 13%. When adjusted for one less selling day, the Beer Business generated a 1.2% depletion decline.
•Our Beer Business was the #1 dollar share gainer and had 6 of the top 15 dollar share gaining brands in Circana channels across the entire U.S. beer category as:
◦Modelo Especial maintained its position as the #1 brand in dollar sales and continued to gain share, and within the brand family Modelo Chelada Limón y Sal was a top 15 dollar share gainer;
◦Corona Extra remains a top 5 brand in dollar sales, and within the brand family Corona Sunbrew and Corona Familiar were top 15 dollar share gainers; and
◦Pacifico continues to deliver double-digit volume and dollar growth and remains the #4 dollar share gainer.
•The Beer Business continues to expect net sales growth of 0 - 3% and operating income growth of 0 - 2% for fiscal 2026.

WINE AND SPIRITS
	Shipments	Organic Shipments (1) (2)	Depletions (1) (2)	Net Sales (3)	Organic Net Sales (1)	Operating Income (Loss) (3)
Three Months Ended | In millions; branded product, 9-liter case equivalents
May 31, 2025	3.9	3.9		$280.5	$280.5	$(6.0)
May 31, 2024	5.6	4.5		$389.0	$353.0	$59.7
% Change	(30.4%)	(13.3%)	(8.1%)	(28%)	(21%)	(110%)
(2) Includes adjustments to remove volumes associated with the SVEDKA Divestiture (as defined below) for the period March 1, 2024, through May 31, 2024.
(3) Three months ended May 31, 2024, includes $36.0 million of net sales and $14.0 million of gross profit less marketing that are no longer part of the wine and spirits segment results due to the SVEDKA Divestiture.

HIGHLIGHTS
•Our Wine and Spirits net sales declined 28% driven by a 30.4% decrease in shipment volumes, reflecting the impact of the SVEDKA Divestiture, as well as cadence of shipments to better align with ongoing weaker consumer demand particularly affecting the mainstream price segments in the U.S. wholesale market.
•Operating margin decreased from 15.3% to (2.1%) as marketing and other SG&A efficiencies were more than offset by lower contractual distributor payments and other adverse variances arising from changes in volume related contractual obligations.
•The closing of the 2025 Wine Divestitures (as defined below) transaction on June 2, 2025 fully aligns our Wine and Spirits portfolio with higher-growth, higher-margin brands driven by consumer-led premiumization trends.
◦In the first quarter of fiscal 2026, our remaining portfolio delivered U.S depletion growth of approximately 2%.
◦In addition, our remaining wine portfolio outpaced the corresponding higher-end wine segment in both dollar sales and volume year-over-year performance in Circana U.S. tracked channels.
•The Wine and Spirits Business continues to expect organic net sales decline of 17 - 20% and organic operating income decline of 97 - 100%.

Constellation Brands, Inc. Q1 FY 2026 Earnings Release	#WORTHREACHINGFOR I 2

OUTLOOK

Enterprise growth (decline) assumptions and Wine and Spirits decline assumptions for fiscal 2026 exclude (i) $98 million of net sales and $35 million of gross profit less marketing for the March 1, 2024 to January 5, 2025, period that will no longer be part of year-over-year results following the SVEDKA Divestiture and (ii) $613 million of net sales and $210 million of gross profit less marketing for the June 2, 2024 to February 28, 2025, period that will no longer be part of year-over-year results following the 2025 Wine Divestitures. The table sets forth management's current EPS expectations for fiscal 2026 compared to fiscal 2025 actual results.

	Reported		Comparable
	FY26 Estimate	FY25 Actual	FY26 Estimate	FY25 Actual
Fiscal Year Ending February 28	$12.07 - $12.37	$(0.45)	$12.60 - $12.90	$13.78
Fiscal 2026 Guidance Assumptions:
•Enterprise: organic net sales growth (decline) of (2) - 1%
◦Beer: net sales growth of 0 - 3%
◦Wine and Spirits: organic net sales decline of 17 - 20%
•Enterprise: operating income growth (decline): reported of 742% - 760% and comparable of (3) - (1)%
◦Beer: operating income growth of 0 - 2%
◦Wine and Spirits: organic operating income decline of 97 - 100%
◦Corporate expense: $265 million
•Interest expense, net: approximately $385 million

•Tax rate: reported approximately 15%; comparable approximately 18%
•Weighted average diluted shares outstanding: approximately 176.0 million inclusive of share repurchases
•Operating cash flow: $2.7 - $2.8 billion
•Capital expenditures: approximately $1.2 billion, including approximately $1.0 billion targeted for Mexico beer operations activities
•Free cash flow: $1.5 - $1.6 billion

OTHER UPDATES

INVESTOR RELATIONS LEADERSHIP
Effective July 3, 2025, Blair Veenema will assume leadership of the company’s investor relations function and will serve as a member of the company’s finance leadership team. Joseph Suarez, who has served as Constellation’s investor relations lead for the past 3 years, has been named Senior Vice President, Finance, Wine and Spirits and will continue to serve as a member of the company’s finance leadership team. Suarez will work closely with Veenema over the coming weeks to ensure a seamless transition of the investor relations function.

2025 ESG IMPACT REPORT
On June 6, 2025, we published our 2025 ESG Impact Report, which highlights our efforts designed to drive and protect long-term business value by: operating in a manner that seeks to safeguard our environment and natural resources to help build vibrant and more sustainable communities where our facilities are located; providing support that helps communities where we operate thrive, benefiting local residents, our employees, and our business; and advocating for responsible consumption of beverage alcohol products to help ensure the continued safety of our consumers.

QUARTERLY DIVIDEND
On July 1, 2025, Constellation’s board of directors declared a quarterly cash dividend of $1.02 per share of Class A Common Stock payable on August 14, 2025, to stockholders of record as of the close of business on July 30, 2025.
† A copy of this news release, including the attachments and other financial information that may be discussed during the call, will be available on our investor relations website, ir.cbrands.com, prior to the call.

Constellation Brands, Inc. Q1 FY 2026 Earnings Release	#WORTHREACHINGFOR I 3

ABOUT CONSTELLATION BRANDS
Constellation Brands (NYSE: STZ) is a leading international producer and marketer of beer, wine, and spirits with operations in the U.S., Mexico, New Zealand, and Italy. Our mission is to build brands that people love because we believe elevating human connections is Worth Reaching For. It’s worth our dedication, hard work, and calculated risks to anticipate market trends and deliver for our consumers, shareholders, employees, and industry. This dedication is what has driven us to become one of the fastest-growing, large CPG companies in the U.S. at retail, and it drives our pursuit to deliver what’s next.
Every day, people reach for brands from our high-end, imported beer portfolio anchored by the iconic Corona Extra and Modelo Especial, a flavorful lineup of Modelo Cheladas, and favorites like Pacifico, and Victoria; our exceptional wine brands including The Prisoner Wine Company, Robert Mondavi Winery, Kim Crawford, Schrader Cellars, and Lingua Franca; and our craft spirits brands such as Casa Noble Tequila and High West Whiskey.
As an agriculture-based company, we strive to operate in a way that is sustainable and responsible. Our ESG strategy is embedded into our business and we focus on serving as good stewards of the environment, investing in our communities, and promoting responsible beverage alcohol consumption. We believe these aspirations in support of our longer-term business strategy allow us to contribute to a future that is truly Worth Reaching For.

To learn more, visit www.cbrands.com and follow us on LinkedIn and Instagram.

MEDIA CONTACTS			INVESTOR RELATIONS CONTACTS
Amy Martin	585-678-7141	amy.martin@cbrands.com	Joseph Suarez	773-551-4397	joseph.suarez@cbrands.com
Carissa Guzski	315-525-7362	carissa.guzski@cbrands.com	Blair Veenema	585-284-4433	blair.veenema@cbrands.com
			Snehal Shah	847-385-4940	snehal.shah@cbrands.com
			David Paccapaniccia	585-282-7227	david.paccapaniccia@cbrands.com

Constellation Brands, Inc. Q1 FY 2026 Earnings Release	#WORTHREACHINGFOR I 4

SUPPLEMENTAL INFORMATION
Reported basis (“reported”) are derived from amounts as reported under generally accepted accounting principles in the U.S. Comparable basis (“comparable”) are amounts which exclude items that affect comparability (“comparable adjustments”), as they are not reflective of core operations of the segments. The company’s measure of segment profitability excludes comparable adjustments, which is consistent with the measure used by management to evaluate results. The company discusses various non-GAAP measures in this news release (“release”). Financial statements, as well as supplemental schedules and tables reconciling non-GAAP measures, together with definitions of these measures and the reasons management uses these measures, are included in this release.

FORWARD-LOOKING STATEMENTS
The statements made under the heading Outlook and all statements other than statements of historical fact set forth in this release, including statements regarding consumer demand, socioeconomic conditions, our business strategy and objectives, growth and marketing plans and focus areas, capital allocation priorities, targets, and commitments, competitive position, Beer Business capital expansion, future operations, financial position, expected net sales, expenses, operating income, interest expense, net, tax rates, shares outstanding, operating cash flow, capital expenditures, free cash flow, EPS, future payments of dividends, amount, manner, and timing of share repurchases under the share repurchase authorization, and prospects, plans, and objectives of management, as well as information concerning expected actions of third parties, are forward-looking statements (collectively, “Projections”) that involve risks and uncertainties, many of which are beyond our control, and which could cause actual results to differ materially from those set forth in, or implied by, the Projections.
When used in this release, the words “anticipate,” “believe,” “expect,” “intend,” “outlook,” “will,“ and similar expressions are intended to identify Projections, although not all Projections contain such identifying words. All Projections speak only as of the date of this release. We undertake no obligation to update or revise any Projections, whether as a result of new information, future events, or otherwise. The Projections are based on management’s current estimates, expectations, plans, and timetables, and, unless otherwise noted, do not take into account the impact of any future acquisition, investment, merger, or other business combination, divestiture (including any associated amount of incremental contingent consideration payment paid or received), cost savings, restructuring, operating, or efficiency initiatives, tariff changes, or financing or share repurchases that may be completed after the issuance of this release. Although we believe that the estimates, expectations, plans, and timetables reflected in the Projections are reasonable, we can give no assurance that such estimates, expectations, plans, and timetables will prove to be correct. In addition to the risks and uncertainties of ordinary business operations and conditions in the general economy and markets in which we compete, the Projections contained in this release are also subject to the risk, uncertainty, and possible variance from our current expectations regarding:
•potential declines in the consumption of products we sell and our dependence on sales of our Mexican beer brands;
•impacts of our acquisition, divestiture, investment, and new product development strategies and activities;
•dependence upon our trademarks and proprietary rights, including the failure to protect our intellectual property rights;
•potential damage to our reputation;
•competition in our industry and for talent;
•economic and other uncertainties associated with our international operations, including new or increased tariffs;
•water, agricultural and other raw material, and packaging material supply, production, and/or transportation difficulties, disruptions, and impacts, including limited groups of certain suppliers;
•reliance on complex information systems and third-party global networks as well as risks associated with cybersecurity and artificial intelligence;
•dependence on limited facilities for production of our Mexican beer brands, including beer operations expansion, optimization, and/or construction activities, scope, capacity, supply, costs (including impairments), capital expenditures, and timing;
•operational disruptions or catastrophic loss to our breweries, wineries, other production facilities, or distribution systems;
•severe weather, natural and man-made disasters, climate change, environmental sustainability and corporate social responsibility-related regulatory compliance, and failure to meet environmental sustainability and corporate social responsibility targets, commitments, and aspirations;
•the success of cost savings, restructuring, and efficiency initiatives;
•reliance on wholesale distributors, major retailers, and government agencies;
•contamination and degradation of product quality from diseases, pests, weather, and other conditions;
•communicable infection or disease outbreaks, pandemics, or other widespread public health crises impacting our consumers, employees, distributors, retailers, and/or suppliers;
•effects of employee labor activities that could increase our costs;
•our indebtedness and interest rate fluctuations;
•our international operations, worldwide and regional economic trends and financial market conditions, geopolitical uncertainty, including the impact of military conflicts, or other governmental rules and regulations;
•class action or other litigation we face or may face, including related to alleged securities law violations, abuse or misuse of our products, product liability, marketing or sales practices, including product labeling, or other matters;
•potential impairments of our intangible assets, such as goodwill and trademarks;
•changes to tax laws, fluctuations in our effective tax rate, accounting for tax positions, the resolution of tax disputes, changes to accounting standards, elections, assertions, or policies, and the potential impact of a global minimum tax rate;
•uncertainties related to future cash dividends and share repurchases, which may affect the price of our common stock;
•ownership of our Class A Stock by certain individuals and entities affiliated with the Sands family and their Board of Director nomination rights;
•the choice-of-forum provision in our amended and restated by-laws regarding certain shareholder litigation; and
•other factors and uncertainties disclosed in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended February 28, 2025, which could cause actual future performance to differ materially from our current expectations.

Constellation Brands, Inc. Q1 FY 2026 Earnings Release	#WORTHREACHINGFOR I 5

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	May 31, 2025	February 28, 2025
ASSETS
Current assets:
Cash and cash equivalents	$73.9	$68.1
Accounts receivable	813.3	736.5
Inventories	1,411.9	1,437.2
Prepaid expenses and other	628.1	561.1
Assets held for sale	1,014.1	913.5
Total current assets	3,941.3	3,716.4
Property, plant, and equipment	7,719.7	7,409.8
Goodwill	5,156.8	5,126.8
Intangible assets	2,533.5	2,532.3
Deferred income taxes	1,755.3	1,805.3
Other assets	1,156.1	1,061.7
Total assets	$22,262.7	$21,652.3

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Short-term borrowings	$377.5	$806.7
Current maturities of long-term debt	1,403.0	1,402.0
Accounts payable	979.5	939.8
Other accrued expenses and liabilities	934.1	886.7
Total current liabilities	3,694.1	4,035.2
Long-term debt, less current maturities	9,786.5	9,289.0
Deferred income taxes and other liabilities	1,250.0	1,193.3
Total liabilities	14,730.6	14,517.5
CBI stockholders’ equity	7,265.5	6,882.0
Noncontrolling interests	266.6	252.8
Total stockholders’ equity	7,532.1	7,134.8
Total liabilities and stockholders’ equity	$22,262.7	$21,652.3

Constellation Brands, Inc. Q1 FY 2026 Earnings Release	#WORTHREACHINGFOR I 6

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended
	May 31, 2025	May 31, 2024
NET INCOME (LOSS) ATTRIBUTABLE TO CBI
Sales	$2,677.5	$2,860.7
Excise taxes	(162.5)	(198.9)
Net sales	2,515.0	2,661.8
Cost of product sold	(1,248.4)	(1,258.0)
Gross profit	1,266.6	1,403.8
Selling, general, and administrative expenses	(500.7)	(462.2)
Assets held for sale impairment and related expenses	(52.1)	—
Operating income (loss)	713.8	941.6
Income (loss) from unconsolidated investments	(3.5)	82.0
Interest expense, net	(98.9)	(102.8)
Income (loss) before income taxes	611.4	920.8
(Provision for) benefit from income taxes	(87.6)	(28.0)
Net income (loss)	523.8	892.8
Net (income) loss attributable to noncontrolling interests	(7.7)	(15.8)
Net income (loss) attributable to CBI	$516.1	$877.0

CLASS A COMMON STOCK
Net income (loss) per common share attributable to CBI – basic	$2.90	$4.80
Net income (loss) per common share attributable to CBI – diluted	$2.90	$4.78
Weighted average common shares outstanding – basic	177.801	182.766
Weighted average common shares outstanding – diluted	177.991	183.461
Cash dividends declared per common share	$1.02	$1.01

Constellation Brands, Inc. Q1 FY 2026 Earnings Release	#WORTHREACHINGFOR I 7

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) (unaudited)
	Three Months Ended
	May 31, 2025	May 31, 2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$523.8	$892.8
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Deferred tax provision (benefit)	34.0	25.0
Depreciation	105.2	111.6
Stock-based compensation	10.4	17.3
Noncash lease expense	31.0	29.1
Assets held for sale impairment and related expenses	52.1	—
Net gain in connection with Canopy exchangeable shares	—	(83.3)
Change in operating assets and liabilities, net of effects from purchase and sale of business:
Accounts receivable	(73.9)	(63.4)
Inventories	(20.8)	(47.3)
Prepaid expenses and other current assets	(25.8)	(61.4)
Accounts payable	36.7	62.7
Contract liabilities	6.3	15.6
Other accrued expenses and liabilities	(92.3)	(97.7)
Other	50.5	(110.5)
Total adjustments	113.4	(202.3)
Net cash provided by (used in) operating activities	637.2	690.5

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant, and equipment	(192.8)	(375.3)
Investments in equity method investees and securities	(7.0)	(13.0)
Proceeds from sale of assets	—	12.9
Proceeds from sale of business	3.7	—
Other investing activities	—	(2.0)
Net cash provided by (used in) investing activities	(196.1)	(377.4)

Constellation Brands, Inc. Q1 FY 2026 Earnings Release	#WORTHREACHINGFOR I 8

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) (unaudited)
	Three Months Ended
	May 31, 2025	May 31, 2024
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of long-term debt	499.1	—
Principal payments of long-term debt	(1.0)	(552.2)
Net proceeds from (repayments of) short-term borrowings	(429.2)	551.8
Dividends paid	(182.2)	(185.3)
Purchase of treasury stock	(306.1)	(200.0)
Proceeds from shares issued under equity compensation plans	5.3	24.7
Payments of minimum tax withholdings on stock-based payment awards	(9.4)	(13.8)
Payments of debt issuance, debt extinguishment, and other financing costs	(5.2)	—
Distributions to noncontrolling interests	(7.5)	(17.5)
Payment of contingent consideration	(1.4)	(0.7)
Net cash provided by (used in) financing activities	(437.6)	(393.0)

Effect of exchange rate changes on cash and cash equivalents	2.3	1.3

Net increase (decrease) in cash and cash equivalents	5.8	(78.6)
Cash and cash equivalents, beginning of year	68.1	152.4
Cash and cash equivalents, end of year	$73.9	$73.8

Constellation Brands, Inc. Q1 FY 2026 Earnings Release	#WORTHREACHINGFOR I 9

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATION OF REPORTED AND ORGANIC NET SALES
(in millions)
(unaudited)
For periods of acquisition, we define organic net sales as current period reported net sales less net sales of products of acquired businesses reported for the current period, as appropriate. For periods of divestiture, we define organic net sales as prior period reported net sales less net sales of products of divested businesses reported for the prior period, as appropriate. We provide organic net sales because management uses this information in monitoring and evaluating the underlying business trends of our core operations. Wine and Spirits net sales are provided by channel and market categories as management uses this information to monitor this business. In addition, we believe this information provides investors, financial analysts covering the Company, rating agencies, and other external users (“our investors”) valuable insight on underlying business trends and results and, in the case of Wine and Spirits, the underlying composition of segment net sales and results, in order to evaluate year-over-year financial performance.

The divestiture impacting the period below consists of the sale of the SVEDKA brand and related assets (the "SVEDKA Divestiture") (sold January 6, 2025).

	Three Months Ended
	May 31, 2025	May 31, 2024	Percent Change
Consolidated net sales	$2,515.0	$2,661.8	(6%)
SVEDKA Divestiture adjustment (1)	—	(36.0)
Consolidated organic net sales	$2,515.0	$2,625.8	(4%)

Beer net sales	$2,234.5	$2,272.8	(2%)

Wine and Spirits net sales	$280.5	$389.0	(28%)
SVEDKA Divestiture adjustment (1)	—	(36.0)
Wine and Spirits organic net sales (2)	$280.5	$353.0	(21%)
(1)For the period March 1, 2024, through May 31, 2024, included in the three months ended May 31, 2024.
(2)Wine and Spirits net sales by channel and market categories are as follows:

	Three Months Ended
	May 31, 2025	May 31, 2024	Percent Change
U.S. Wholesale	$216.9	$286.0	(24%)
International	34.9	38.8	(10%)
DTC	15.3	15.9	(4%)
Other	13.4	12.3	9%
SVEDKA Divestiture adjustment (1)	—	36.0	NM
Wine and Spirits net sales	$280.5	$389.0	(28%)

Constellation Brands, Inc. Q1 FY 2026 Earnings Release	#WORTHREACHINGFOR I 10

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
SUPPLEMENTAL SHIPMENT AND DEPLETION INFORMATION
(in millions)
(unaudited)

	Three Months Ended
	May 31, 2025	May 31, 2024	Percent Change
BEER
(branded product, 24-pack, 12-ounce case equivalents)
Shipments	111.3	115.1	(3.3%)
Depletions (1)			(2.6%)

WINE AND SPIRITS
(branded product, 9-liter case equivalents)
Shipments	3.9	5.6	(30.4%)
Organic shipments (2)	3.9	4.5	(13.3%)
U.S. Wholesale shipments	3.3	4.9	(32.7%)
U.S. Wholesale organic shipments (2)	3.3	3.8	(13.2%)
Depletions (1) (2)			(8.1%)
(1)Depletions represent U.S. distributor shipments of our respective branded products to retail customers, based on third-party data.
(2)Includes adjustments to remove volumes associated with the SVEDKA Divestiture for the period March 1, 2024, through May 31, 2024, included in the three months ended May 31, 2024.

Constellation Brands, Inc. Q1 FY 2026 Earnings Release	#WORTHREACHINGFOR I 11

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
SUMMARIZED SEGMENT, INCOME (LOSS) FROM UNCONSOLIDATED INVESTMENTS,
AND DEPRECIATION AND AMORTIZATION INFORMATION
(in millions)
(unaudited)
Management excludes items that affect comparability from its evaluation of the results of each operating segment as these comparable adjustments are not reflective of core operations of the segments. Segment operating performance and the incentive compensation of segment management are evaluated based on core segment operating income (loss) which does not include the impact of these comparable adjustments.

	Three Months Ended
	May 31, 2025	May 31, 2024	Percent Change
CONSOLIDATED
Net sales	$2,515.0	$2,661.8	(6%)
Gross profit	$1,266.6	$1,403.8	(10%)
Operating income (loss)	$713.8	$941.6	(24%)
Operating margin	28.4%	35.4%
Income (loss) from unconsolidated investments	$(3.5)	$82.0	(104%)
Depreciation and amortization	$105.5	$111.9	(6%)

COMPARABLE ADJUSTMENTS (1)
Gross profit	$(16.5)	$22.0	NM
Operating income (loss)	$(96.1)	$17.6	NM
Income (loss) from unconsolidated investments	$—	$83.3	NM
BEER
Net sales	$2,234.5	$2,272.8	(2%)
Segment gross profit	$1,187.0	$1,213.1	(2%)
Segment gross margin	53.1%	53.4%
Segment operating income (loss)	$873.4	$923.0	(5%)
Segment operating margin	39.1%	40.6%
Segment depreciation and amortization	$76.8	$86.4	(11%)
WINE AND SPIRITS
Wine net sales	$258.5	$329.3	(22%)
Spirits net sales	22.0	59.7	(63%)
Net sales	$280.5	$389.0	(28%)
Segment gross profit	$96.1	$168.7	(43%)
Segment gross margin	34.3%	43.4%
Segment operating income (loss)	$(6.0)	$59.7	(110%)
Segment operating margin	(2.1)%	15.3%
Segment income (loss) from unconsolidated investments	$(2.4)	$0.4	NM
Segment depreciation and amortization	$22.2	$21.3	4%
CORPORATE OPERATIONS AND OTHER
Segment operating income (loss)	$(57.5)	$(58.7)	2%
Segment income (loss) from unconsolidated investments	$(1.1)	$(1.7)	35%
Segment depreciation and amortization	$6.5	$4.2	55%

NM = Not Meaningful
(1)See page 14 for further information on comparable adjustments.

Constellation Brands, Inc. Q1 FY 2026 Earnings Release	#WORTHREACHINGFOR I 12

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share data)
(unaudited)
We report our financial results in accordance with GAAP. However, non-GAAP financial measures, as defined in the reconciliation tables below, are provided because management uses this information in evaluating the results of our core operations and/or internal goal setting. In addition, we believe this information provides our investors valuable insight on underlying business trends and results in order to evaluate year-over-year financial performance. See the tables below for supplemental financial data and corresponding reconciliations of these non-GAAP financial measures to GAAP financial measures for the periods presented. Non-GAAP financial measures should be considered in addition to, not as a substitute for, or superior to, our reported results prepared in accordance with GAAP.

	Three Months Ended
	May 31, 2025	May 31, 2024	Percent Change
Operating income (loss) (GAAP)	$713.8	$941.6	(24%)
Comparable adjustments (1)	96.1	(17.6)
SVEDKA Divestiture adjustment (2)	—	(14.0)
Comparable operating income (loss) (Non-GAAP)	$809.9	$910.0	(11%)
Comparable operating margin	32.2%	34.7%

Net income (loss) attributable to CBI (GAAP)	$516.1	$877.0	(41%)

Net income (loss) attributable to noncontrolling interests (GAAP)	7.7	15.8
Provision for (benefit from) income taxes (GAAP)	87.6	28.0
Interest expense, net (GAAP)	98.9	102.8
Adjusted EBIT (Non-GAAP)	710.3	1,023.6	(31%)
Comparable adjustments (1)	96.1	(100.9)
Comparable EBIT (Non-GAAP)	$806.4	$922.7	(13%)

Net income (loss) attributable to CBI (GAAP)	$516.1	$877.0	(41%)
Comparable adjustments (1)	56.8	(222.5)
Comparable net income (loss) attributable to CBI (Non-GAAP)	$572.9	$654.5	(12%)

EPS (GAAP)	$2.90	$4.78	(39%)
Comparable adjustments (1)	0.32	(1.21)
Comparable EPS (Non-GAAP) (3)	$3.22	$3.57	(10%)

Weighted average common shares outstanding - diluted (3)	177.991	183.461
(1)See page 14 for further information on comparable adjustments.
(2)Amount reflects gross profit less marketing that are no longer part of the results for the period March 1, 2024, through May 31, 2024, included in the three months ended May 31, 2024.
(3)Comparable basis diluted net income (loss) per share (“comparable EPS”) may not sum due to rounding as each item is computed independently. The comparable adjustments and comparable EPS are calculated on a fully dilutive basis.

Constellation Brands, Inc. Q1 FY 2026 Earnings Release	#WORTHREACHINGFOR I 13

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)
(unaudited)
The comparable adjustments that impacted comparability in our results for each period are as follows:

	Three Months Ended
	May 31, 2025	May 31, 2024
Net gain (loss) on undesignated commodity derivative contracts	$(17.7)	$14.6
Flow through of inventory step-up	(0.9)	(1.1)
Strategic business reconfiguration costs	(0.4)	—
Settlements of undesignated commodity derivative contracts	2.5	8.5
Comparable adjustments, Gross profit	(16.5)	22.0
Assets held for sale impairment and related expenses	(52.1)	—
2025 Restructuring Initiative	(13.3)	—
Transition services agreements activity	(5.5)	(2.8)
Strategic business reconfiguration costs	(5.2)	(1.8)
Transaction, integration, and other acquisition-related costs	(2.1)	(0.2)
Other gains (losses)	(1.4)	0.4
Comparable adjustments, Operating income (loss)	(96.1)	17.6
Comparable adjustments, Income (loss) from unconsolidated investments	—	83.3
Comparable adjustments, Adjusted EBIT	(96.1)	100.9
Comparable adjustments, (Provision for) benefit from income taxes	39.3	121.6
Comparable adjustments, Net income (loss) attributable to CBI	$(56.8)	$222.5
Undesignated commodity derivative contracts
Net gain (loss) on undesignated commodity derivative contracts represents a net gain (loss) from the changes in fair value of undesignated commodity derivative contracts. The net gain (loss) is reported outside of segment operating results until such time that the underlying exposure is recognized in the segment operating results. At settlement, the net gain (loss) from the changes in fair value of the undesignated commodity derivative contracts is reported in the appropriate operating segment, allowing the results of our operating segments to reflect the economic effects of the commodity derivative contracts without the resulting unrealized mark to fair value volatility.
Flow through of inventory step-up
In connection with acquisitions, the allocation of purchase price in excess of book value for certain inventories on hand at the date of acquisition is referred to as inventory step-up. Inventory step-up represents an assumed manufacturing profit attributable to the acquired business prior to acquisition.
Strategic business reconfiguration costs
We recognized costs in connection with certain activities which are intended to streamline, increase efficiencies, and reduce our cost structure.
Assets held for sale impairment and related expenses
Largely in connection with the 2025 Wine Divestitures we recognized contract liabilities and inventory obsolescence expenses, partially offset by changes in net assets held for sale.
2025 Restructuring Initiative
We recognized costs in connection with an enterprise-wide cost savings and restructuring initiative designed to help optimize the performance of our business (“2025 Restructuring Initiative”).

Constellation Brands, Inc. Q1 FY 2026 Earnings Release	#WORTHREACHINGFOR I 14

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)
(unaudited)

Transition services agreements activity
We recognized costs in connection with transition services agreements related to the previous sale of a portion of our wine and spirits business.
Transaction, integration, and other acquisition-related costs
We recognized costs in connection with our acquisitions, divestitures, and investments.
Other gains (losses)
Primarily includes the following:

	Three Months Ended
	May 31, 2025	May 31, 2024
Gain (loss) on sale of business	$(1.4)	$—
Comparable adjustments, Income (loss) from unconsolidated investments
Includes the following:

	Three Months Ended
	May 31, 2025	May 31, 2024
Net gain in connection with Canopy exchangeable shares	$—	$83.3
Comparable adjustments, (Provision for) benefit from income taxes
The effective tax rate applied to each comparable adjustment amount is generally based upon the jurisdiction in which the comparable adjustment was recognized. Comparable adjustments, (Provision for) benefit from income taxes also include items solely impacting income taxes and consist of the following:

	Three Months Ended
	May 31, 2025	May 31, 2024
Net income tax benefit from the resolution of various tax examinations and assessments related to prior periods	$21.9	$121.2
Net income tax expense recognized as a result of the 2025 Wine Divestitures	$(6.1)	$—
Net income tax benefit (expense) recognized for adjustments to valuation allowances	$(0.6)	$4.4

	Three Months Ended
	May 31, 2025			May 31, 2024
	Income (loss) before income taxes	(Provision for) benefit from income taxes (1)	Effective tax rate (2)	Income (loss) before income taxes	(Provision for) benefit from income taxes (1)	Effective tax rate (2)
Reported basis (GAAP)	$611.4	$(87.6)	14.3%	$920.8	$(28.0)	3.0%
Comparable adjustments	96.1	(39.3)		(100.9)	(121.6)
Comparable basis (Non-GAAP)	$707.5	$(126.9)	17.9%	$819.9	$(149.6)	18.2%
(1)The comparable adjustment effective tax rate applied to each comparable adjustment amount is generally based upon the jurisdiction in which the adjustment was recognized.
(2)Effective tax rate is not considered a GAAP financial measure, for purposes of this reconciliation, we derived the reported GAAP measure based on GAAP results, which serves as the basis for the reconciliation to the comparable non-GAAP financial measure.

Constellation Brands, Inc. Q1 FY 2026 Earnings Release	#WORTHREACHINGFOR I 15

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)

Operating Income Guidance	Guidance Range for the Year Ending February 28, 2026		Actual for the Year Ended February 28, 2025	Percentage Change
Operating income (GAAP)	$2,988	$3,053	$354.9	742%	760%
Comparable adjustments (1)	145	145	3,120.0
SVEDKA Divestiture adjustment (2)	—	—	(34.9)
2025 Wine Divestitures adjustment (3)	—	—	(209.8)
Comparable operating income (Non-GAAP)	$3,133	$3,198	$3,230.2	(3)%	(1)%

(1)	Comparable adjustments include: (4) (5)	Estimated for the Year Ending February 28, 2026	Actual for the Year Ended February 28, 2025
	Assets held for sale impairment and related expenses	$52	$478.0
	2025 Restructuring Initiative	$41	$49.7
	Transition services agreements activity	$24	$22.6
	Net (gain) loss on undesignated commodity derivative contracts	$18	$0.3
	Strategic business reconfiguration costs	$6	$40.3
	Transaction, integration, and other acquisition-related costs	$2	$1.2
	Flow through of inventory step-up	$2	$10.2
	(Gain) loss on sale of business	$1	$(266.0)
	Settlements of undesignated commodity derivative contracts	$(3)	$(26.8)
	Goodwill and intangible assets impairment	$—	$2,797.7
	Other (gains) losses	$—	$12.8

(2)	Amount reflects gross profit less marketing attributable to the SVEDKA Divestiture for the period March 1, 2024, through January 5, 2025.
(3)
Amount reflects gross profit less marketing attributable to the sale and, in certain instances, exclusive license to use the trademarks of a portion of our wine and spirits business, primarily centered around our mainstream wine brands and associated inventory, wineries, vineyards, offices, and facilities (the “2025 Wine Divestitures”) for the period June 2, 2024, through February 28, 2025.

(4)	See page 14 for further information on comparable adjustments.
(5)	May not sum due to rounding.

EPS Guidance	Guidance Range for the Year Ending February 28, 2026		Actual for the Year Ended February 28, 2025
Forecasted EPS (GAAP)	$12.07	$12.37	$(0.45)
Comparable adjustments (1)	0.53	0.53	14.23
Forecasted comparable EPS (Non-GAAP) (2)	$12.60	$12.90	$13.78

Constellation Brands, Inc. Q1 FY 2026 Earnings Release	#WORTHREACHINGFOR I 16

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)

(1)	Comparable adjustments include: (2)(3)	Estimated for the Year Ending February 28, 2026	Actual for the Year Ended February 28, 2025
	Assets held for sale impairment and related expenses	$0.22	$2.00
	2025 Restructuring Initiative	$0.18	$0.20
	Transition services agreements activity	$0.10	$0.09
	Net (gain) loss on undesignated commodity derivative contracts	$0.08	$—
	Net income tax expense recognized as a result of the 2025 Wine Divestitures	$0.03	$—
	Strategic business reconfiguration costs	$0.03	$0.17
	(Gain) loss on sale of business	$0.01	$(1.07)
	Transaction, integration, and other acquisition-related costs	$0.01	$—
	Flow through of inventory step-up	$0.01	$0.04
	Net income tax benefit recognized as a result of the resolution of various tax examinations and assessments related to prior periods	$(0.12)	$(0.73)
	Settlements of undesignated commodity derivative contracts	$(0.01)	$(0.11)
	Goodwill and intangible assets impairment	$—	$13.30
	(Income) loss from unconsolidated investments	$—	$0.26
	Other (gains) losses	$—	$0.08
	Net income tax expense recognized for adjustments to valuation allowances	$—	$0.08
	Loss of interest income on write-off of a convertible note	$—	$0.02
	Net income tax benefit recognized as a result of the sale of the remaining assets at the Mexicali Brewery	$—	$(0.12)

(2)	May not sum due to rounding as each item is computed independently. The comparable adjustments and comparable EPS are calculated on a fully dilutive basis.
(3)	See page 14 for further information on comparable adjustments.

Free Cash Flow Guidance
Free cash flow, as defined in the reconciliation below, is considered a liquidity measure and is considered to provide useful information to investors about the amount of cash generated, which can then be used, after required debt service and dividend payments, for other general corporate purposes. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period.

	Guidance Range for the Year Ending February 28, 2026
Net cash provided by operating activities (GAAP)	$2,700	$2,800
Purchase of property, plant, and equipment	(1,200)	(1,200)
Free cash flow (Non-GAAP)	$1,500	$1,600

	Three Months Ended
	May 31, 2025	May 31, 2024
Net cash provided by operating activities (GAAP)	$637.2	$690.5
Purchase of property, plant, and equipment	(192.8)	(375.3)
Free cash flow (Non-GAAP)	$444.4	$315.2

Constellation Brands, Inc. Q1 FY 2026 Earnings Release	#WORTHREACHINGFOR I 17